UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2015

BIOSCRIP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-28740	05-0489664
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 460-1600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

At 5:00 p.m., New York City time, on July 27, 2015, the rights offering (the “Rights Offering”) previously announced by BioScrip, Inc. (the “Company”) expired. Pursuant to the Rights Offering, the Company distributed subscription rights to purchase units consisting of up to an aggregate of (1) 200,000 shares of 8.5%/11.5% Series A convertible preferred stock, par value $0.0001 per share, each preferred share convertible into shares of common stock at a conversion price of $5.17 per common share, (2) 576,000 Class A warrants, each to purchase one share of common stock at a price of $5.17 per share, and (3) 576,000 Class B warrants, each to purchase one share of common stock at a price of $6.45 per share (together with the Class A warrants, the “Warrants”). Stockholders exercised subscription rights to purchase 10,822 units, which will result in approximately $1,082,200 in aggregate gross proceeds from consummation of the Rights Offering.

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

In connection with the Rights Offering, the Company will issue Warrants initially exercisable for the purchase of 62,050 shares of common stock and entered into a warrant agreement with American Stock Transfer & Trust Company, LLC, as warrant agent, dated as of July 28, 2015 (the “Warrant Agreement”). Each Class A and Class B warrant entitles the holder to purchase one share of the Company’s common stock at an initial exercise price of $5.17 and $6.45, respectively, payable in cash, under the terms of the Warrant Agreement. The exercise price and the number of shares of the Company’s common stock issuable upon exercise of a Warrant are both subject to adjustment in certain circumstances. Unless exercised earlier, the Warrants will expire ten years from their date of issuance.

The foregoing description of the Warrant Agreement and the Warrants is incomplete and qualified in its entirety by reference to the full text of the Warrant Agreement, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Section 8 - Other Events

Item 8.01.  Other Events.

On July 28, 2015, the Company issued a press release announcing the expiration and results of the Rights Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. See the Exhibit Index which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: July 28, 2015		/s/ Jeffrey M. Kreger
	By:	Jeffrey M. Kreger
Senior Vice President, Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit No.	Description

4.1	Warrant Agreement dated as of July 28, 2015, between BioScrip, Inc. and American Stock Transfer & Trust Company, LLC.
99.1	BioScrip, Inc. press release dated July 28, 2015.